Exhibit 99.1

July 24, 2025	FOR IMMEDIATE RELEASE

CTS Announces Second Quarter 2025 Results

Advancing Diversification and Profitability

Lisle, Ill. - CTS Corporation (NYSE: CTS), a leading global designer and manufacturer of custom engineered solutions that “Sense, Connect and Move,” today announced second quarter 2025 results.

“We delivered another quarter of double-digit sales growth in the diversified end markets and achieved solid profitability with adjusted EBITDA margin expanding 130 basis points. We also generated strong operating cash flow in the quarter,” said Kieran O’Sullivan, CEO of CTS Corporation. “Our teams remain focused on diversification as a strategic priority through organic growth and acquisitions.”

Second Quarter 2025 Results

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Sales were $135 million in the second quarter of 2025, up 4% year-over-year. Sales to diversified end markets increased 13%. Sales to the transportation end market decreased 6%.
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Net income was $19 million, or 14% of sales, up from $15 million, or 11% of sales, in the second quarter of 2024.
•
Diluted EPS was $0.62, up from $0.48 in the second quarter of 2024.
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Adjusted diluted EPS was $0.57, up from $0.54 in the second quarter of 2024.
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Adjusted EBITDA margin was 23.0%, up from 21.7% in the second quarter of 2024.
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Operating cash flow was $28 million, compared to $20 million in the second quarter of 2024.

2025 Guidance

Assuming the continuation of current market conditions, CTS is maintaining its guidance of sales in the range of $520-$550 million and adjusted diluted EPS to be in the range of $2.20-$2.35.

CTS does not provide reconciliations of forward-looking non-GAAP financial measures, such as estimated adjusted diluted earnings per share, to the most comparable GAAP financial measures on a forward-looking basis because CTS is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, restructuring costs, environmental remediation costs, acquisition-related costs, foreign exchange rates and other non-routine costs. Each of such adjustments has not yet occurred, are out of CTS' control and/or cannot be reasonably predicted. For the same reasons, CTS is unable to address the probable significance of the unavailable information.

www.ctscorp.com

Conference Call and Supplemental Materials

As previously announced, CTS has scheduled a conference call for 10:00 a.m. (ET) today. The dial-in numbers for access from the U.S. are: +1-833-470-1428 (Toll-Free) and +1-404-975-4839 (Local), if calling from outside the U.S., please refer to Global Dial In Numbers to identify the applicable dial-in number for your location. The passcode is 932754. In addition, CTS will be using a supplemental slide presentation that will be referred to during the call. The presentation and a live audio webcast of the conference call will be available and can be accessed directly from CTS’ website at https://investors.ctscorp.com/news-events/events-and-presentations/.

Any replay, rebroadcast, transcript or other reproduction or transmission of this conference call, other than the replay accessible through the website noted above, has not been authorized by CTS and is strictly prohibited. Investors should be aware that any unauthorized reproduction of this conference call may not be an accurate reflection of its contents.

About CTS

CTS Corporation (NYSE: CTS) is a leading designer and manufacturer of products that Sense, Connect and Move. CTS manufactures sensors, actuators and electronic components in North America, Europe and Asia, and provides engineered products to customers in the aerospace & defense, industrial, medical and transportation markets. For more information, visit www.ctscorp.com/.

Diversified end markets, previously referred as the “non-transportation” market, includes the industrial, aerospace & defense, and medical end markets.

www.ctscorp.com

Cautionary Statement Regarding Forward-Looking Statements

Readers are cautioned that the statements contained in this document regarding expectations of our performance or other matters that may affect our business, results of operations, or financial condition are, or may be deemed to be, “forward-looking statements” as defined by the “safe harbor” provisions in the Private Securities Litigation Reform Act of 1995. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included or incorporated in this document, including statements regarding our strategy, financial position, guidance, funding for continued operations, cash reserves, liquidity, projected costs, plans, projects, awards and contracts, and objectives of management, among others, are forward-looking statements. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “continued,” “project,” “plan,” “goals,” “opportunity,” “appeal,” “estimate,” “potential,” “predict,” “demonstrates,” “may,” “will,” “might,” “could,” “intend,” “shall,” “possible,” “would,” “approximately,” “likely,” “outlook,” “schedule,” “on track,” “poised,” “pipeline,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are not guarantees of future performance, conditions or results. Forward-looking statements are based on management’s expectations, certain assumptions, and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties, and other factors, which could cause CTS’ actual results, performance, or achievements to differ materially from those presented in the forward-looking statements. Examples of factors that may affect future operating results and financial condition include, but are not limited to: supply chain disruptions; changes in the economy generally, including inflationary and/or recessionary conditions and increased tariffs, and in respect to the business in which CTS operates; unanticipated issues in integrating acquisitions including, without limitation the integration of SyQwest; the funding of contracts by the US Government; the results of actions to reposition CTS’ business; rapid technological change; general market conditions in the transportation, as well as conditions in the industrial, aerospace and defense, and medical markets; reliance on key customers; unanticipated public health crises, natural disasters or other events; environmental compliance and remediation expenses; the ability to protect CTS’ intellectual property; pricing pressures and demand for CTS’ products; risks associated with CTS’ international operations, including trade and tariff barriers, exchange rates and political and geopolitical risks (including, without limitation, the impact of tariffs on China, Canada and Mexico, and other nations, the potential impact of U.S./China relations and the impact of the conflicts in Ukraine, and the Middle East may have on our business, results of operations and financial condition); the amount and timing of any share repurchases; and the effect of any cybersecurity incidents on our business. Many of these, and other risks and uncertainties, are discussed in further detail in Item 1A. of CTS’ most recent Annual Report on Form 10-K and other filings made with the SEC. CTS undertakes no obligation to publicly update CTS’ forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact

Ashish Agrawal

Vice President and Chief Financial Officer

CTS Corporation

4925 Indiana Avenue

Lisle, IL 60532 USA

+1 (630) 577-8800

ashish.agrawal@ctscorp.com

www.ctscorp.com

CTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net sales	$135,309	$130,162	$261,078	$255,912
Cost of goods sold	82,878	83,790	162,099	164,450
Gross margin	52,431	46,372	98,979	91,462
Selling, general and administrative expenses	23,077	21,332	46,700	43,591
Research and development expenses	6,326	6,086	12,515	12,687
Restructuring charges	297	1,190	749	2,884
Operating earnings	22,731	17,764	39,015	32,300
Other (expense) income:
Interest expense	(1,121)	(833)	(2,289)	(1,635)
Interest income	622	1,441	1,068	2,827
Other income (expense), net	750	(603)	1,307	(2,066)
Total other (expense) income, net	251	5	86	(874)
Earnings before income taxes	22,982	17,769	39,101	31,426
Income tax expense	4,455	3,062	7,210	5,600
Net earnings	$18,527	$14,707	$31,891	$25,826
Earnings per share:
Basic	$0.62	$0.48	$1.07	$0.84
Diluted	$0.62	$0.48	$1.06	$0.84
Basic weighted – average common shares outstanding:	29,739	30,511	29,875	30,627
Effect of dilutive securities	251	219	285	224
Diluted weighted – average common shares outstanding:	29,990	30,730	30,160	30,851
Cash dividends declared per share	$0.04	$0.04	$0.08	$0.08

www.ctscorp.com

CTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of dollars)

	(Unaudited) June 30, 2025	December 31, 2024
ASSETS
Current Assets
Cash and cash equivalents	$99,440	$94,334
Accounts receivable, net	85,578	77,649
Inventories, net	57,103	52,312
Other current assets	19,629	17,879
Total current assets	261,750	242,174
Property, plant and equipment, net	93,530	94,357
Operating lease assets, net	21,709	22,939
Other Assets
Goodwill	207,547	201,304
Other intangible assets, net	161,785	163,882
Deferred income taxes	26,714	27,591
Other	11,694	13,180
Total other assets	407,740	405,957
Total Assets	$784,729	$765,427
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$47,265	$42,629
Accrued payroll and benefits	4,557	4,719
Operating lease obligations	17,444	15,754
Accrued expenses and other liabilities	31,200	35,361
Total current liabilities	100,466	98,463
Long-term debt	88,000	92,300
Long-term operating lease obligations	19,999	21,120
Long-term pension obligations	3,872	3,931
Deferred income taxes	14,233	12,743
Other long-term obligations	8,002	8,662
Total Liabilities	234,572	237,219
Commitments and Contingencies
Shareholders’ Equity
Common stock	324,682	321,979
Additional contributed capital	41,236	44,662
Retained earnings	682,360	652,851
Accumulated other comprehensive loss	12,020	(4,266)
Total shareholders’ equity before treasury stock	1,060,298	1,015,226
Treasury stock	(510,141)	(487,018)
Total shareholders’ equity	550,157	528,208
Total Liabilities and Shareholders’ Equity	$784,729	$765,427

www.ctscorp.com

CTS CORPORATION AND SUBSIDIARIES

OTHER SUPPLEMENTAL INFORMATION - UNAUDITED

(In millions of dollars, except percentages and per share amounts)

Non-GAAP Financial Measures

From time to time, CTS may use non-GAAP financial measures in discussing CTS’ business. These measures are intended to supplement, not replace, CTS’ presentation of its financial results in accordance with U.S. GAAP. CTS believes that the non-GAAP financial measures presented are commonly used by financial analysts and others in the industries in which CTS operates, and thus further provide useful information to investors. CTS’ definitions of these non-GAAP financial measures may differ from those terms as defined or used by other companies. Non-GAAP measures should not be used by investors or third parties as the sole basis for formulating investment decisions, as they may exclude a number of important cash and non-cash recurring items.

CTS has presented these non-GAAP financial measures as it believes that the presentation of its financial results that exclude (1) restructuring charges; (2) restructuring-related charges; (3) environmental charges; (4) acquisition-related adjustments; (5) inventory fair value step-up costs; (6) foreign exchange (gains) losses; (7) non-cash pension expenses (income); and (8) certain discrete tax items are useful and assist in comparing CTS’ current operating results with past periods and with the operational performance of other companies in its industry. Included below is a description of the expenses that CTS has determined are not normal, recurring cash operating expenses necessary to operate its business and the rationale for why providing financial measures for its business with such expenses excluded or adjusted is useful to investors as a supplement to the U.S. GAAP measures.

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Restructuring charges – costs primarily relating to workforce reduction costs, building and equipment relocation costs, asset impairment charges and other facility closure costs in connection with our continued optimization of our organization.
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Restructuring-related charges – costs related to restructuring actions that do not qualify as direct restructuring charges under US GAAP. These include duplicative expenses incurred due to the plant consolidation related transition activities such as excess rent, utilities, personnel related and other costs prior to start of production at the new location.
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Environmental charges – costs associated with our non-operating facilities that are unrelated to ongoing operations. Currently, none of these costs and accruals relate to sites that provide revenue generating activities for the Company.
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Acquisition-related adjustments – diligence and transaction costs related to acquisitions including related contingent earnout adjustments.
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Inventory fair value step-up costs – purchase accounting-related inventory costs from acquisitions.
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Foreign exchange (gains) losses – remeasurement income and expenses for non-U.S. subsidiaries with the U.S. dollar as the functional currency.
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Non-cash pension expenses (income) – pension income and expenses relating to the non-operating U.S. pension and post-retirement life insurance plans, including historical plan settlement activities.
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Discrete tax items – non-recurring, infrequent, or unusual tax adjustments (e.g., valuation allowances, uncertain tax position changes, unremitted assertion changes and discrete impacts associated with pre-tax non-GAAP items or due to tax law changes, etc.).

At times, the reconciliations below have been intentionally rounded to the nearest thousand, or $0.01 for EPS figures, and, therefore, may not sum.

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Adjusted Gross Margin

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended December 31,
	2025	2024	2025	2024	2024	2023	2022
Gross margin	$52.4	$46.4	$99.0	$91.5	$187.6	$190.9	$210.5

Net sales	$135.3	$130.2	$261.1	$255.9	$514.8	$550.4	$586.9

Gross margin as a % of net sales	38.7%	35.6%	37.9%	35.7%	36.4%	34.7%	35.9%

Adjustments to reported gross margin:
Restructuring-related charges (b)	—	0.2		0.7	0.7	0.6	—
Inventory fair value step-up (b)	—	—	—	—	2.1	—	4.0

Adjusted gross margin	$52.4	$46.6	$99.0	$92.2	$190.4	$191.5	$214.5

Adjusted gross margin as a % of net sales	38.7%	35.8%	37.9%	36.0%	37.0%	34.8%	36.5%

Adjusted Operating Earnings

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended December 31,
	2025	2024	2025	2024	2024	2023	2022
Operating earnings	$22.7	$17.8	$39.0	$32.3	$71.2	$75.1	$93.0

Net sales	$135.3	$130.2	$261.1	$255.9	$514.8	$550.4	$586.9

Operating earnings as a % of net sales	16.8%	13.6%	14.9%	12.6%	13.8%	13.6%	15.8%

Adjustments to reported operating earnings:
Restructuring charges (c)	0.3	1.2	0.7	2.9	4.7	7.1	1.9
Restructuring-related charges (b)	—	0.2	—	0.7	0.7	0.6	—
Environmental charges (a)	0.2	0.5	0.4	0.7	1.6	3.5	2.8
Acquisition-related adjustments (a)	(1.3)	(0.3)	(1.5)	(0.6)	(0.3)	0.4	0.8
Inventory fair value step-up (b)	—	—	—	—	2.1	—	4.0
Total adjustments to reported operating earnings	$(0.8)	$1.6	$(0.4)	$3.8	$8.8	$11.5	$9.5

Adjusted operating earnings	$21.9	$19.4	$38.6	$36.1	$80.0	$86.6	$102.5

Adjusted operating earnings as a % of net sales	16.2%	14.9%	14.8%	14.1%	15.5%	15.7%	17.5%

Adjusted EBITDA Margin

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended December 31,
	2025	2024	2025	2024	2024	2023	2022
Net earnings	$18.5	$14.7	$31.9	$25.8	$55.5	$60.5	$59.6

Net sales	$135.3	$130.2	$261.1	$255.9	$514.8	$550.4	$586.9

Net earnings margin	13.7%	11.3%	12.2%	10.1%	10.8%	11.0%	10.2%

Depreciation and amortization expense	8.6	7.3	17.0	14.7	30.9	28.7	29.8
Interest expense	1.1	0.8	2.3	1.6	4.2	3.3	2.2
Tax expense	4.5	3.1	7.2	5.6	13.1	14.6	21.2

EBITDA	32.7	25.9	58.4	47.7	103.7	107.2	112.7

EBITDA Margin	24.2%	19.9%	22.4%	18.6%	20.1%	19.5%	19.2%

Adjustments to EBITDA:
Restructuring charges (c)	0.3	1.2	0.7	2.9	4.7	7.1	1.9
Restructuring-related charges (b)	—	0.2	—	0.7	0.7	0.6	—
Environmental charges (a)	0.2	0.5	0.4	0.7	1.6	3.5	2.8
Acquisition-related adjustments (a)	(1.3)	(0.3)	(1.5)	(0.6)	(0.3)	0.4	2.5
Inventory fair value step-up (b)	—	—	—	—	2.1	—	4.0
Non-cash pension and related expense (d)	—	0.1	0.1	0.1	0.2	—	4.8
Foreign currency (gain) loss (d)	(0.8)	0.6	(1.3)	2.1	2.7	2.0	4.9

Total adjustments to EBITDA	(1.6)	2.3	(1.6)	6.0	11.7	13.5	20.9

Adjusted EBITDA	$31.1	$28.2	$56.8	$53.7	$115.4	$120.7	$133.6

Adjusted EBITDA Margin	23.0%	21.7%	21.8%	21.0%	22.4%	21.9%	22.8%

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share

	Three Months Ended June 30,				Six Months Ended June 30,
	2025	2025	2024	2024	2025	2025	2024	2024
		Per share		Per share		Per share		Per share
Net earnings (A)	$18.5	$0.62	$14.7	$0.48	$31.9	$1.06	$25.8	$0.84

Adjustments to reported net earnings:
Restructuring charges (c)	0.3	0.01	1.2	0.04	0.7	0.03	2.9	0.09
Restructuring-related charges (a)	—	—	0.2	0.01	—	—	0.7	0.02
Environmental charges (a)	0.2	0.01	0.5	0.02	0.4	0.01	0.7	0.02
Acquisition-related adjustments (a)	(1.3)	(0.05)	(0.3)	(0.01)	(1.5)	(0.05)	(0.6)	(0.02)
Non-cash pension and related expense (d)	—	—	0.1	—	0.1	—	0.1	—
Foreign currency (gain) loss (d)	(0.8)	(0.03)	0.6	0.02	(1.3)	(0.04)	2.1	0.07
Total pretax adjustments to reported net earnings	$(1.6)	$(0.06)	$2.3	$0.07	$(1.6)	$(0.05)	$6.0	$0.19
Income tax effect of above adjustments (f)	0.3	0.01	(0.5)	(0.02)	0.1	—	(1.0)	(0.03)
Total adjustments, tax affected (f) (B)	$(1.3)	$(0.05)	$1.8	$0.06	$(1.5)	$(0.05)	$5.0	$0.16

Tax adjustments:
Other discrete tax items (e)	0.1	—	—	—	0.1	—	0.3	0.01
Total tax adjustments (C)	$0.1	$—	$—	$—	$0.1	$—	$0.3	$0.01
Adjusted net earnings (A+B+C) and Adjusted net earnings per share	$17.3	$0.57	$16.5	$0.54	$30.5	$1.01	$31.1	$1.01

Net sales	$135.3		$130.2		$261.1		$255.9

Net earnings as a % of net sales	13.7%		11.3%		12.2%		10.1%

Adjusted net earnings as a % of net sales	12.8%		12.7%		11.7%		12.1%

	Twelve Months Ended December 31,
	2024	2024	2023	2023	2022	2022
		Per share		Per share		Per share
Net earnings (A)	$55.5	$1.80	$60.5	$1.92	$59.6	$1.85

Adjustments to reported net earnings:
Restructuring charges (c)	4.7	0.15	7.1	0.22	1.9	0.06
Restructuring-related charges (a)	0.7	0.02	0.6	0.02	—	—
Environmental charges (a)	1.6	0.05	3.5	0.11	2.8	0.09
Acquisition-related adjustments (a)	(0.3)	(0.01)	0.4	0.01	2.5	0.08
Inventory fair value step-up (b)	2.1	0.07	—	—	4.0	0.12
Non-cash pension and related expense (d)	0.2	0.01	—	—	4.8	0.15
Foreign currency loss (d)	2.7	0.09	2.0	0.06	4.9	0.15
Total pretax adjustments to reported net earnings	$11.7	$0.38	$13.5	$0.42	$20.9	$0.65
Income tax effect of above adjustments (f)	(2.2)	(0.07)	(2.4)	(0.07)	(1.6)	(0.05)
Total adjustments, tax affected (f) (B)	$9.5	$0.31	$11.1	$0.35	$19.3	$0.60

Tax adjustments:
Increase in valuation allowances (e)	—	—	—	—	—	-
Other discrete tax items (e)	0.3	0.01	(1.6)	(0.05)	0.2	0.01
Total tax adjustments (C)	$0.3	$0.01	$(1.6)	$(0.05)	$0.2	$0.01
Adjusted net earnings (A+B+C) and Adjusted net earnings per share	$65.3	$2.12	$70.0	$2.22	$79.1	$2.46

Net sales	$514.8		$550.4		$586.9

Net earnings as a % of net sales	10.8%		11.0%		10.2%

Adjusted net earnings as a % of net sales	12.7%		12.7%		13.5%

(a) Reflected in selling, general and administrative and other (expense) income, net.
(b) Reflected in cost of goods sold.
(c) Reflected in restructuring charges.

(d) Reflected in other (expense) income, net.

(e) Reflected in income tax expense (income). For 2022, the discrete tax items relate to the net impact to tax expense of expired research and development credits, including the release of associated reserves. For 2023, discrete tax items include adjusting for tax benefits resulting from $0.6 million for research and development tax credits from prior years, $0.8 million in foreign tax credits related to prior years from a 2023 tax law change, as well as $0.2 million from the release of uncertain tax benefits. For 2024, the discrete tax items relate to items we deemed outside normal cash-generating operations including the addition of a valuation allowance for a foreign subsidiary. For 2025, the discrete tax items relate to items we deemed outside normal cash-generating operations including the addition of a valuation allowance for research and developmental credits and the tax impacts of an immaterial correction of a prior period error.

(f) We determine the tax effect of non-GAAP adjustments by considering the tax laws and statutory income tax rates applicable in the tax jurisdictions of the underlying non-GAAP adjustments. For all periods presented, we applied the statutory income tax rates to the taxable portion of all of our adjustments. Our acquisition costs and foreign currency gains and losses included in our non-GAAP adjustments were not deductible for income tax purposes; therefore, no statutory income tax rate was applied to such costs.

NOTE: CTS believes that adjusted gross margin, adjusted operating earnings, adjusted EBITDA margin, adjusted net earnings and adjusted diluted earnings per share provide useful information to investors regarding its operational performance because they enhance an investor’s overall understanding of CTS’ core financial performance and facilitate comparisons to historical results of operations, by excluding items that are not related directly to the underlying performance of CTS’ fundamental business operations (such as those items noted above in the paragraph titled “Non-GAAP Financial Measures”) or were not part of CTS’ business operations during a comparable period.

Controllable Working Capital

	June 30,		December 31,
	2025	2024	2024	2023	2022
Net accounts receivable	$85.6	$85.4	$77.6	$78.6	$90.9

Net inventory	$57.1	$51.7	$52.3	$60.0	$62.3

Accounts payable	$(47.3)	$(40.9)	$(42.6)	$(43.5)	$(53.2)

Controllable working capital	$95.4	$96.2	$87.3	$95.1	$100.0

Quarter sales	$135.3	$130.2	$126.4	$124.7	$142.3
Multiplied by 4	4	4	4	4	4
Annualized sales	$541.2	$520.6	$505.6	$498.8	$569.1

Controllable working capital as a % of annualized sales	17.6%	18.5%	17.3%	19.1%	17.6%

NOTE: CTS believes the controllable working capital ratio is a useful measure because it provides an objective measure of the efficiency with which CTS manages its short-term capital needs.

Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended December 31,
	2025	2024	2025	2024	2024	2023	2022
Net cash provided by operating activities	$28.4	$19.6	$43.9	$37.9	$98.2	$88.8	$121.2
Capital expenditures	(3.3)	(4.6)	(7.7)	(8.7)	(18.6)	(14.7)	(14.3)
Free cash flow	$25.1	$15.0	$36.2	$29.3	$79.6	$74.1	$106.9

Operating cash flow as a percentage of net earnings	153%	133%	138%	147%	177%	147%	203%
Free cash flow as a percentage of adjusted net earnings	145%	91%	119%	94%	122%	106%	135%

NOTE: CTS believes that free cash flow is a useful measure because it demonstrates the company’s ability to generate cash. Free cash flow is a non-GAAP measure and should be considered in addition to, but not as a substitute for, information contained in the company's condensed consolidated statement of cash flows as a measure of liquidity.

Capital Expenditures

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended December 31,
	2025	2024	2025	2024	2024	2023	2022
Capital expenditures	$3.3	$4.6	$7.7	$8.7	$18.6	$14.7	$14.3
Net sales	$135.3	$130.2	$261.1	$255.9	$514.8	$550.4	$586.9
Capex as % of net sales	2.4%	3.6%	2.9%	3.4%	3.6%	2.7%	2.4%

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended December 31,
	2025	2024	2025	2024	2024	2023	2022
Depreciation and amortization expense	$8.6	$7.3	$17.0	$14.7	$30.9	$28.7	$29.8
Stock-based compensation expense	$0.6	$1.3	$2.3	$2.5	$5.7	$5.2	$7.7

The Company updated certain previously furnished 2024 amounts due to immaterial errors identified. Refer to Note 1, "Basis of Presentation" in the Quarterly Report on Form 10-Q as of June 30, 2025 for more information.